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                                                                    EXHIBIT 99.8

                                     CONSENT

     As a person named for appointment to the board of directors of PlanetCAD Inc. following the consummation of the merger described in the Registration Statement on Form S-4 filed by PlanetCAD in May 2002, as amended (the "Form S-4"), I consent to the inclusion of my name and biography in the Form S-4, and I consent to being named for appointment to the board of directors of PlanetCAD.


Date: July 15, 2002
                                        Signature: /s/ Donald Walsh
                                                   --------------------------
                                                   Donald Walsh